ACADIAN ASSET MANAGEMENT INC.
EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made effective as of __, 20__ (the “Grant Date”) between Acadian Asset Management Inc., a Delaware corporation (the “Company”), and (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the Acadian Asset Management Inc. Equity Incentive Plan (the “Plan”) for the benefit of the employees of the Company and its Subsidiaries; and
WHEREAS, the Committee, as defined in the Plan, has authorized the Award to the Participant of Restricted Stock Units under the Plan, on the terms and conditions set forth in the Plan and in this Agreement.

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Participant hereby agree as follows:

1.Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan.

2.Award of Restricted Stock Units.

The Committee hereby grants to the Participant, on the Grant Date set forth above, Restricted Stock Units, the “Target Award” number, subject to increase or decrease (including to zero) in accordance with Section 4.

3.Vesting and Forfeiture of Restricted Stock Units.
(a)    The Restricted Stock Units, as increased or decreased (including to zero) in accordance with Section 4, will become non-forfeitable and the Risk of Forfeiture shall lapse on __, 20__ (the “Vesting Date”), provided however that, except as set forth in paragraphs (b) and (c) below, the Participant is continuously employed by the Company through the Vesting Date. If the Participant’s employment with the Company terminates prior to the Vesting Date for any reason, except as described in paragraphs (b) and (c), the Restricted Stock Units shall automatically be forfeited, and all of the Participant’s rights to and interest in the Restricted Stock Units shall terminate without payment of consideration as of the date of the Participant’s termination of employment.

(b)    If the Participant’s employment is terminated (i) by the Company without Cause (as defined in [__] (the “Employment Agreement”)) or (ii) by the Participant with Good Reason (as defined in the Employment Agreement), the Participant’s Restricted Stock Units shall remain outstanding, and the Participant shall be eligible for settlement of this Award with respect to that number of Restricted Stock Units determined in accordance with Section 4.

(c)    If the Participant’s employment with the Company terminates prior to the Vesting Date as a result of the Participant’s: (i) death or (ii) Disability (as defined in the Employment Agreement) the Participant’s Restricted Stock Units shall be fully vested and nonforfeitable as of the date of termination in an amount equal to the Target Award (notwithstanding any actual level of performance achieved in the case of a termination after the end of the Performance Period and prior to the Vesting Date).

4.Adjustment in Number of Restricted Stock Units.

(a)    The number of Restricted Stock Units is subject to increase or decrease from the Target Award (including to zero) based on [__].

5.Settlement of Restricted Stock Units.

On, or within thirty (30) days of, the Vesting Date, the Company shall pay and transfer to the Participant that number of shares of Stock equal to the aggregate number of Restricted Stock Units, as adjusted pursuant to Section 4, that vested on the Vesting Date.

6.Voting and Dividend Equivalents.

Unless and until shares of Stock are issued or transferred by the Company to the Participant in settlement of vested Restricted Stock Units hereunder and are evidenced in book entry form on the records of the Company’s transfer agent in the name of the Participant, Participant shall not be, or have any of the rights or privileges of, a stockholder of the Company. Following vesting of any Restricted Stock Units hereunder, the Participant shall be entitled to receive payments (without interest or other earnings) equivalent to any dividends declared with respect to the shares of Stock underlying such vested Restricted Stock Units, the record dates for which fall on or after the Grant Date and prior to the date on which such shares of Stock are settled upon the Participant, at the time such shares of Stock are issued or transferred to the Participant in accordance with Section 5.

7.Authority of the Committee.

This Agreement and the Restricted Stock Units awarded hereunder shall be subject to such rules and regulations as the Committee shall adopt pursuant to the Plan. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be final, conclusive and binding upon the Participant and any person claiming any interest in the Award made under this Agreement.

8.Withholding.

The Company and its Affiliates shall be entitled to deduct and withhold from any payment of any kind otherwise due to the Participant the minimum amount necessary to satisfy their withholding obligations under any and all federal, state and/or local tax rules or regulations in connection with the Participant’s Award of Restricted Stock Units. In addition, the

Committee may require the Participant to satisfy the minimum withholding tax obligations by any (or a combination) of the following means: (a) cash, check, or wire transfer; or (b) authorizing the Company or an Affiliate to withhold and, if applicable, sell into the market, from the shares otherwise vesting and deliverable to the Participant, the number of shares having a Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation.
9.Plan Terms; Section 409A.

The terms of the Plan are hereby incorporated herein by reference. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail.

The Award is intended to constitute an arrangement that qualifies for exemption from, or otherwise complies with, the requirements of Section 409A and shall be construed accordingly. For this purpose, to the extent required to ensure compliance with Section 409A, any termination of employment or correlative term applicable to the Award shall require a separation from service as defined in Section 409A. Notwithstanding the foregoing, neither the Company, nor any other person acting on behalf of the Company, will be liable to the Participant or any other person by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted with respect to the Award by reason of the failure of the Award to satisfy the applicable requirements of Section 409A in form or in operation.
10.No Employment Rights.

The Award of Restricted Stock Units pursuant to this Agreement shall not give the Participant any right to remain employed with the Company or any Affiliate.

11.Amendment.
The terms of this Award of Restricted Stock Units as evidenced by this Agreement may be amended by the Committee without the approval of the Participant, subject however to the limitations set out in the Plan, or may be amended by written agreement of the Participant and the Company. The Company reserves the right to amend the Plan at any time, subject to any limitations set out in the Plan.

12.Governing Law.

This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

13.Participant Acknowledgment.

By accepting this Award electronically, the Participant hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms and conditions of the Restricted Stock Unit Award as set forth in this Agreement, subject to the terms and conditions of the Plan. The Participant hereby further acknowledges and agrees that his or her right to receive or retain this Award, any amount received pursuant to this

Award (in cash or shares of Stock), and any profit or gain realized in connection with this Award, is subject to cancellation and recoupment in accordance with the Company’s Claw-back Policy, as in force from time to time. The Participant understands that the Participant (and not the Company or any of its Affiliates) shall be responsible for the federal, state, local or foreign tax liability and any other tax consequences to the Participant that may arise as a result of the grant of this Award of Restricted Stock Units and the issuance or transfer of shares of Stock as contemplated by this Agreement. By executing this Agreement, the Participant hereby consents to receive documents in relation to the Plan and this Award by electronic delivery, and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or by a third party designated by the Company.

ACADIAN ASSET MANAGEMENT INC.

By:

The Participant acknowledges that, by accepting this Award electronically, he or she accepts this Award and agrees to be bound by the terms and conditions set forth in this Agreement and the Plan document.
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